EXHIBIT 99.1

Donegal Group Inc. Announces Third Quarter 2012 Profit Increase

MARIETTA, Pa., Oct. 26, 2012 (GLOBE NEWSWIRE) -- Donegal Group Inc. (Nasdaq:DGICA) (Nasdaq:DGICB) today reported its financial results for the third quarter of 2012. Highlights include:

  Net income of $6.8 million for the third quarter of 2012 and net income of $16.9 million for the first nine months of 2012 that represent significant improvements from the comparable periods in 2011
  Operating income1 of $6.0 million for the third quarter of 2012, primarily attributable to a dramatic improvement in underwriting results, compared to an operating loss of $803,000 for the prior-year third quarter
  11.3% increase in net premiums written, reflecting organic growth, rate increases and the continuing benefits of our past acquisitions
  97.6% statutory combined ratio1 for the third quarter of 2012, improved significantly from 110.6% for the prior-year third quarter
  Book value per share of $15.74 at September 30, 2012, compared to $15.01 at year-end 2011

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
	(dollars in thousands, except per share amounts)

Income Statement Data
Net premiums earned	$ 120,917	$ 108,507	11.4%	$ 353,178	$ 317,293	11.3%
Investment income, net	4,715	5,042	-6.5	14,724	15,693	-6.2
Realized gains	1,312	2,459	-46.6	5,150	7,148	-28.0
Total revenues	130,432	119,165	9.5	383,079	347,802	10.1
Net income	6,839	820	734.0	16,873	1,332	1,166.7
Operating income (loss)	5,986	(803)	NM2	13,525	(3,386)	NM

Per Share Data
Net income – Class A (diluted)	$ 0.27	$ 0.03	800.0%	$ 0.66	$ 0.05	1,220.0%
Net income – Class B	0.25	0.03	733.3	0.61	0.05	1,120.0
Operating income (loss) – Class A (diluted)	0.24	(0.03)	NM	0.53	(0.13)	NM
Operating income (loss) – Class B	0.22	(0.03)	NM	0.49	(0.13)	NM
Book value	15.74	15.19	3.6	15.74	15.19	3.6

1The "Definitions of Non-GAAP and Operating Measures" section of this release defines and reconciles data that the Company has not prepared in accordance with U.S. generally accepted accounting principles ("GAAP").

2Not meaningful.

Donald H. Nikolaus, President and Chief Executive Officer of Donegal Group Inc., noted, "For the third consecutive quarter, we have reported substantially improved results from the year-earlier quarter.  This trend reinforces our belief that the implementation of our business strategies will allow us to attain our long-term objective of outperforming the property and casualty insurance industry in terms of service, profitability and growth in book value."

Mr. Nikolaus added, "Our top-line growth represents a healthy combination of premiums from strong organic growth in our commercial lines of insurance, the benefits of the personal lines premium rate increases we have implemented over the past several years and our Michigan Insurance Company ("MICO") acquisition. We continue to achieve solid growth by writing new commercial lines accounts across our operating regions as we promote our ability to serve our agents as a strong regional alternative for their commercial customers. Our growth also reflects the gradual firming of commercial lines premiums as market conditions continue to stabilize."

Mr. Nikolaus continued, "As for the bottom line, we are pleased to be able to report positive net and operating income for the third quarter. On both a GAAP and statutory basis, we reported an underwriting profit. We clearly benefited from increased premium revenue, less severe weather conditions and lower claims frequency in several of our casualty lines of business in the third quarter of 2012 compared to the year-earlier period.

"Donegal Group has the financial strength and resources to implement our long-term strategy of pursuing consolidation and acquisition opportunities, complementing those transactions with prudent organic growth and diversification and translating those initiatives into increasing profits and higher book value over time," Mr. Nikolaus concluded.

At September 30, 2012, Donegal Group had a book value per share of $15.74, compared to $15.01 at December 31, 2011 and $15.19 at September 30, 2011.  The Company attributes the increase in its book value per share to its positive operating results and unrealized gains in its available-for-sale bond portfolio. The Company repurchased 46,600 shares of its Class A common stock during the third quarter of 2012 at an average price of $14.32 per share.

In September 2012, the A. M. Best Company affirmed its A (Excellent) financial strength rating and "a" issuer credit ratings of the members of the Donegal Insurance Group. A. M. Best Company noted the Donegal Insurance Group's consolidated financial strength, which is reflected by the group's adequate risk-adjusted capitalization, sound balance sheet liquidity, continued positive earnings and good geographic and product line diversification.

Insurance Operations

Donegal Group is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in four Mid-Atlantic states (Delaware, Maryland, New York and Pennsylvania), three New England states (Maine, New Hampshire and Vermont), seven Southeastern states (Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and eight Midwestern states (Indiana, Iowa, Michigan, Nebraska, Ohio, Oklahoma, South Dakota and Wisconsin). The insurance subsidiaries of Donegal Group conduct business together with Donegal Mutual Insurance Company as the Donegal Insurance Group.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
	(dollars in thousands)

Net Premiums Written
Personal lines:
Automobile	$ 51,351	$ 49,438	3.9%	$ 149,572	$ 143,448	4.3%
Homeowners	27,550	24,430	12.8	74,778	67,306	11.1
Other	4,219	3,912	7.8	12,045	11,181	7.7
Total personal lines	83,120	77,780	6.9	236,395	221,935	6.5
Commercial lines:
Automobile	12,484	10,909	14.4	39,294	34,013	15.5
Workers' compensation	16,088	12,362	30.1	51,071	40,913	24.8
Commercial multi-peril	15,883	13,616	16.6	49,758	44,543	11.7
Other	1,721	1,545	11.4	5,232	4,944	5.8
Total commercial lines	46,176	38,432	20.1	145,355	124,413	16.8
Total net premiums written	$ 129,296	$ 116,212	11.3%	$ 381,750	$ 346,348	10.2%

The Company's net premiums written increased 11.3% for the third quarter of 2012 compared to the third quarter of 2011. This increase reflected 20.1% growth in commercial lines writings and 6.9% growth in personal lines writings. The $13.1 million growth in net premiums written for the third quarter of 2012 compared to the third quarter of 2011 included:

  $2.4 million, or 2.0% of total net premiums written, related to a change in MICO's quota-share reinsurance agreement that reduces the amount of business MICO cedes to external reinsurers in 2012. The Company acquired MICO in December 2010.
  $6.5 million in commercial lines premiums, excluding the MICO quota-share reinsurance change, that the Company attributes primarily to premium rate increases and new commercial accounts the Company's insurance subsidiaries wrote throughout their operating regions.
  $4.2 million in personal lines premiums, excluding the MICO quota-share reinsurance change, that reflected the impact of premium rate increases the Company implemented over the past four quarters and a $2.2 million reduction in reinsurance costs. The reduced costs resulted from a lesser amount of reinsurance reinstatement premiums in 2012.

The Company's net premiums written increased 10.2% in the first nine months of 2012. The increase included $7.7 million related to a reduction in the percentage premiums MICO ceded under its quota-share reinsurance agreement in the first nine months of 2012 compared to the first nine months of 2011.  Excluding the quota-share reinsurance change, commercial lines premiums rose $16.8 million and personal lines premiums rose $10.9 million for the first nine months of 2012 compared to the first nine months of 2011.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Statutory Combined Ratios
Personal Lines:
Automobile	100.0%	109.1%	104.2%	104.7%
Homeowners	102.6	129.6	104.8	126.8
Other	106.5	111.2	91.3	102.8
Total personal lines	101.3	115.4	103.7	111.2
Commercial Lines:
Automobile	99.0	114.1	100.2	100.8
Workers' compensation	93.4	94.1	92.2	90.1
Commercial multi-peril	90.8	108.8	91.5	106.3
Other	25.9	6.8	32.3	34.5
Total commercial lines	91.4	101.4	91.7	96.6
Total lines	97.6%	110.6%	99.3%	106.2%

GAAP Combined Ratios (Total Lines)
Loss ratio (non-weather)	58.6%	70.8%	61.5%	65.0%
Loss ratio (weather-related)	9.3	11.6	7.9	12.8
Expense ratio	31.4	30.0	31.9	31.8
Dividend ratio	0.3	0.2	0.2	0.1
Combined ratio	99.6%	112.6%	101.5%	109.7%

Mr. Nikolaus commented, "Growth in premium revenue was a significant factor that contributed to improved results and an underwriting profit on both a GAAP and statutory basis in the third quarter. We believe our continuing efforts to ensure rate adequacy and maintain conservative underwriting standards will allow us to achieve even better underwriting profitability over the long term."

Mr. Nikolaus added, "Several factors contributed to the improvement in our statutory loss ratio1 to 68.2% for the third quarter of 2012 from 82.4% a year earlier. The most significant factor was improvement in the underlying profitability of our casualty lines of business due to a marked decrease in the number of reported claims.  In addition, a decrease in weather-related losses and large fire losses resulted in a combined 4.3 percentage point decrease in our third quarter of 2012 statutory loss ratio."

Weather-related losses of $11.3 million, or 9.3 percentage points of the Company's loss ratio, for the third quarter of 2012 compared favorably to the $12.6 million, or 11.6 percentage points of the Company's loss ratio, in weather-related losses for the third quarter of 2011. Only one designated catastrophe event impacted the Company's operating areas during the third quarter of 2012, resulting in a relatively modest $2.0 million in net incurred losses. The lower impact of catastrophe weather events compared to prior-year period was partially offset by the increased frequency of smaller storm systems. As a result, the weather-related loss impact for the third quarter of 2012 exceeded the Company's previous five-year average for the third quarter.

Large fire losses also declined significantly to $6.6 million, or 5.5 percentage points of the Company's loss ratio, for the third quarter of 2012, compared to $8.1 million, or 7.5 percentage points of the Company's loss ratio, for the third quarter of 2011. In addition, the Company incurred a modest $2.9 million in loss reserve development for the third quarter of 2012 for losses occurring in prior accident years. The loss reserve development added 2.4 percentage points to the Company's loss ratio for the third quarter of 2012, compared to 0.5 points for the third quarter of 2011."

The Company's statutory expense ratio1 increased modestly to 29.1% for the third quarter of 2012, compared to 28.0% for the third quarter of 2011. The increase reflected higher underwriting-based incentive compensation costs in the third quarter of 2012 as a result of the improved underwriting results in 2012.

Investment Operations

Donegal Group's investment strategy is to generate an appropriate amount of after-tax income on its invested assets while minimizing credit risk through investment in high-quality securities. As a result, the Company had invested 91.0% of its consolidated investment portfolio in diversified, highly rated and marketable fixed-maturity securities at September 30, 2012.

	September 30, 2012		December 31, 2011
	Amount	%	Amount	%
	(dollars in thousands)
Fixed maturities, at carrying value:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$ 77,972	9.7%	$ 61,978	7.9%
Obligations of states and political subdivisions	455,008	56.6	455,843	58.0
Corporate securities	74,503	9.3	64,363	8.2
Residential mortgage-backed securities	123,884	15.4	122,904	15.7
Total fixed maturities	731,367	91.0	705,088	89.8
Equity securities, at fair value	2,583	0.3	7,438	0.9
Investments in affiliates	36,673	4.6	32,322	4.1
Short-term investments, at cost	32,785	4.1	40,461	5.2
Total investments	$ 803,408	100.0%	$ 785,309	100.0%

Average investment yield	2.5%		2.8%
Average tax-equivalent investment yield	3.4%		3.8%
Average fixed-maturity duration (years)	4.7		4.5

Net investment income decreased by 6.5% for the third quarter of 2012, reflecting lower average investment yields on the Company's invested assets. Net realized investment gains were $1.3 million for the third quarter of 2012, compared to $2.5 million for the third quarter of 2011. The Company had no impairments in its investment portfolio that it considered to be other than temporary in the first nine months of 2012 or 2011.

Mr. Nikolaus, in commenting on the Company's investment operations, noted, "We believe prevailing interest rates will likely remain near the current record-low levels for some time. In this environment, we remain comfortable emphasizing investment quality for the long term rather than seeking additional yield in higher risk asset classes."

The Company owns 48.2% of the outstanding stock of Donegal Financial Services Corporation ("DFSC"), which owns Union Community Bank FSB. The Company accounts for its investment in DFSC using the equity method of accounting. The Company's equity in the earnings of DFSC was $1.3 million and $3.6 million for the third quarter and first nine months of 2012, respectively. Donegal Mutual Insurance Company owns the remaining 51.8% of the outstanding stock of DFSC.

Definitions of Non-GAAP and Operating Measures

The Company prepares its consolidated financial statements on the basis of GAAP. The Company's insurance subsidiaries also prepare financial statements based on statutory accounting principles state insurance regulators prescribe or permit ("SAP"). In addition to using GAAP-based performance measurements, the Company also utilizes certain non-GAAP financial measures that it believes are valuable in managing its business and for comparison to the financial results of its peers. These non-GAAP measures are operating income (loss) and statutory combined ratio.

Operating income (loss) is a non-GAAP financial measure investors in insurance companies commonly use. The Company defines operating income (loss) as net income (loss) excluding after-tax net realized investment gains or losses. Because the Company's calculation may differ from similar measures other companies use, investors should exercise caution when comparing the Company's measure of operating income (loss) to that of other companies.

The following table provides a reconciliation of net income to operating income (loss):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
	(dollars in thousands, except per share amounts)

Reconciliation of Net Income to Operating Income (Loss)
Net income	$ 6,839	$ 820	734.0%	$ 16,873	$ 1,332	1,166.7%
Realized gains (after tax)	(853)	(1,623)	NM	(3,348)	(4,718)	NM
Operating income (loss)	$ 5,986	$ (803)	NM	$ 13,525	$ (3,386)	NM

Per Share Reconciliation of Net Income to Operating Income (Loss)
Net income – Class A (diluted)	$ 0.27	$ 0.03	800.0%	$ 0.66	$ 0.05	1,220.0%
Realized gains (after tax)	(0.03)	(0.06)	NM	(0.13)	(0.18)	NM
Operating income (loss) – Class A	$ 0.24	$ (0.03)	NM	$ 0.53	$ (0.13)	NM

Net income – Class B	$ 0.25	$ 0.03	733.3%	$ 0.61	$ 0.05	1,120.0%
Realized gains (after tax)	(0.03)	(0.06)	NM	(0.12)	(0.18)	NM
Operating income (loss) – Class B	$ 0.22	$ (0.03)	NM	$ 0.49	$ (0.13)	NM

Statutory combined ratio is a non-GAAP standard measurement of underwriting profitability that is based upon amounts determined under SAP. The statutory combined ratio is the sum of:

  the statutory loss ratio, which is the ratio of calendar-year incurred losses and loss expenses to premiums earned;
  the statutory expense ratio, which is the ratio of expenses incurred for net commissions, premium taxes and underwriting expenses to premiums written and the statutory dividend ratio, which is the ratio of dividends to policyholders to premiums earned.

The statutory combined ratio does not reflect investment income, federal income taxes or other non-operating income or expense. A statutory combined ratio of less than 100% generally indicates underwriting profitability.

Conference Call

The Company will hold a conference call and webcast on Friday, October 26, 2012, beginning at 10:00 A.M. Eastern Time. You may listen via the Internet by accessing the webcast link in the Investors area of the Company's web site at www.donegalgroup.com. A replay of the conference call will also be available via the Company's web site.

About the Company

Donegal Group is an insurance holding company. The Company's Class A common stock and Class B common stock trade on NASDAQ under the symbols DGICA and DGICB, respectively. As an effective acquirer of small to medium-sized "main street" property and casualty insurers, Donegal Group has grown profitably over the past 25 years. The Company continues to seek opportunities for growth while striving to achieve its longstanding goal of outperforming the industry in terms of service, profitability and growth in book value.

Safe Harbor

We base all statements contained in this release that are not historic facts on our current expectations. These statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and involve a number of risks and uncertainties. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss expense reserves of our insurance subsidiaries, business and economic conditions in the areas in which we operate, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the companies we may acquire from time to time and other risks we describe from time to time in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Donegal Group Inc.
Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Quarter Ended September 30,
	2012	2011

Net premiums earned	$ 120,917	$ 108,507
Investment income, net of expenses	4,715	5,042
Net realized investment gains	1,312	2,459
Lease income	236	241
Installment payment fees	1,915	1,889
Equity income	1,337	1,027
Total revenues	130,432	119,165

Net losses and loss expenses	82,105	89,412
Amortization of deferred acquisition costs	18,864	17,282
Other underwriting expenses	19,131	15,287
Policyholder dividends	402	223
Interest	584	529
Other expenses	473	490
Total expenses	121,559	123,223

Income (loss) before income tax expense (benefit)	8,873	(4,058)
Income tax expense (benefit)	2,034	(4,878)

Net income	$ 6,839	$ 820

Net income per common share:
Class A - basic and diluted	$ 0.27	$ 0.03
Class B - basic and diluted	$ 0.25	$ 0.03

Supplementary Financial Analysts' Data

Weighted-average number of shares outstanding:
Class A - basic	20,041,620	19,976,954
Class A - diluted	20,310,096	19,976,954
Class B - basic and diluted	5,576,775	5,576,775

Net written premiums	$ 129,296	$ 116,212

Book value per common share at end of period	$ 15.74	$ 15.19

Donegal Group Inc.
Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Nine Months Ended September 30,
	2012	2011

Net premiums earned	$ 353,178	$ 317,293
Investment income, net of expenses	14,724	15,693
Net realized investment gains	5,150	7,148
Lease income	728	707
Installment payment fees	5,677	5,596
Equity income	3,622	1,365
Total revenues	383,079	347,802

Net losses and loss expenses	245,100	246,687
Amortization of deferred acquisition costs	54,980	50,902
Other underwriting expenses	57,617	49,826
Policyholder dividends	800	530
Interest	1,785	1,531
Other expenses	1,961	1,860
Total expenses	362,243	351,336

Income (loss) before income tax (benefit)	20,836	(3,534)
Income tax expense (benefit)	3,963	(4,866)

Net income	$ 16,873	$ 1,332

Net income per common share:
Class A - basic	$ 0.67	$ 0.05
Class A - diluted	$ 0.66	$ 0.05
Class B - basic and diluted	$ 0.61	$ 0.05

Supplementary Financial Analysts' Data

Weighted-average number of shares outstanding:
Class A - basic	20,026,652	20,005,149
Class A - diluted	20,336,769	20,005,149
Class B - basic and diluted	5,576,775	5,576,775

Net written premiums	$ 381,750	$ 346,348

Book value per common share at end of period	$ 15.74	$ 15.19

Donegal Group Inc.
Consolidated Balance Sheets
(in thousands)

	September 30, 2012	December 31, 2011
	(unaudited)

ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost	$ 43,888	$ 58,490
Available for sale, at fair value	687,479	646,598
Equity securities, at fair value	2,583	7,438
Investments in affiliates	36,673	32,322
Short-term investments, at cost	32,786	40,461
Total investments	803,409	785,309
Cash	20,042	13,245
Premiums receivable	121,336	104,715
Reinsurance receivable	208,912	209,824
Deferred policy acquisition costs	40,969	36,425
Prepaid reinsurance premiums	114,686	106,450
Other assets	27,361	34,825
Total assets	$ 1,336,715	$ 1,290,793

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Losses and loss expenses	$ 446,654	$ 442,408
Unearned premiums	373,751	336,937
Accrued expenses	17,253	20,957
Borrowings under line of credit	49,691	54,500
Subordinated debentures	20,465	20,465
Other liabilities	26,013	32,075
Total liabilities	933,827	907,342
Stockholders' equity:
Class A common stock	209	208
Class B common stock	56	56
Additional paid-in capital	173,234	170,837
Accumulated other comprehensive income	29,447	23,533
Retained earnings	212,079	199,605
Treasury stock, at cost	(12,137)	(10,788)
Total stockholders' equity	402,888	383,451
Total liabilities and stockholders' equity	$ 1,336,715	$ 1,290,793
CONTACT: For Further Information:
         Jeffrey D. Miller, Senior Vice President
         & Chief Financial Officer
         Phone: (717) 426-1931
         E-mail: jeffmiller@donegalgroup.com